Exhibit 99.1

News Release

Investor Contact:
Paul Scoff
+1 800.225.1560
investorrelations@spragueenergy.com

Sprague Resources LP Announces Amendment to Merger Agreement with Hartree Partners and New Anticipated Closing Timing

Portsmouth, N.H., August 31, 2022 – Sprague Resources LP (the “Partnership”) (NYSE: SRLP) today announced that it has entered into an amendment (the “Amendment”) to the agreement and plan of merger (the “Merger Agreement”) with an affiliate of Hartree Partners, LP (“Hartree”), pursuant to which Hartree will acquire all of the outstanding common units of the Partnership (the “Common Units”) not already owned by Hartree and its affiliates (the “Merger”).
The Amendment, among other things, provides (i) for an amendment of the date prior to which the Merger may not close without Hartree’s consent from July 31, 2022 to November 28, 2022 (the “Inside Date”), (ii) for an amendment of the date after which either party may terminate the Merger Agreement should the Merger have not closed from December 2, 2022 to March 2, 2023, (iii) in addition to the previously agreed merger consideration of $19.00 per Common Unit, that the Partnership’s unitholders unaffiliated with Hartree will receive an additional $1.00 per Common Unit in cash as consideration for the amendment to the Inside Date, (iv) for the removal of the closing conditions in the Merger Agreement specific to Hartree, and (v) that the Partnership will pay a cash distribution to its unitholders for the calendar quarter ending September 30, 2022, in an amount not less than $0.4338 per Common Unit, regardless of whether the closing of the Merger occurs prior to September 30, 2022.
Following execution of the Amendment, the Partnership expects that the Merger will close in the fourth quarter of 2022.
About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
Cautionary Statement Regarding Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sprague Resources LP or about Sprague Resources LP’s future expectations, beliefs, goals, plans or prospects, including statements related to the Partnership’s expectations regarding the delisting of its common units and the closing of the Merger, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: our ability to complete the Merger in a timely manner, or at all, or any future distributions by the Partnership. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements. Other applicable risks and uncertainties have been described more fully in the Partnership’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 4, 2022 and in the Partnership’s subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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